UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Election of Jonathan P. Rich as Senior Vice President and Chief Compliance Officer

As previously announced in a press release issued by WellCare Health Plans, Inc. (the “Company”) on July 8, 2008, Jonathan P. Rich, formerly general counsel and chief compliance officer for health insurer Aveta Inc., was elected as the Company’s Senior Vice President and Chief Compliance Officer, effective upon his commencement of employment with the Company.  Mr. Rich commenced employment with the Company on August 11, 2008.

In connection with Mr. Rich’s election, Mr. Rich, the Company and Comprehensive Health Management, Inc., a subsidiary of the Company, entered into an employment agreement and an indemnification agreement, and the Company and Mr. Rich also entered into a restricted stock agreement and a stock option agreement.  Copies of the employment agreement and the indemnification agreement, and the forms of restricted stock agreement and stock option agreement, are attached to this report, or are incorporated by reference from a prior filing, as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.  The summaries set forth below of Mr. Rich’s employment agreement, restricted stock agreement and stock option agreement are qualified in their entirety by reference to the text of such agreements.

        Summary of Employment Agreement

The term of Mr. Rich’s employment agreement commenced on August 11, 2008, and has an initial term of four years.  Effective as of the expiration of the initial four-year term, the employment agreement automatically extends for additional one-year periods unless either party gives notice of non-renewal at least 90 days before the expiration of the term.

Mr. Rich will receive a minimum base salary of $350,000 and a one-time sign-on bonus of $50,000 payable in a lump sum within thirty days of his commencement of employment.  Mr. Rich also will be entitled to receive an annual cash bonus based on his achievement of performance objectives set by the Compensation Committee of the Board with a targeted bonus of 60% of his annual salary for each fiscal year (with a minimum guaranteed bonus of $125,000 for the initial calendar year of Mr. Rich’s employment).  In addition to the awards of restricted shares and options Mr. Rich will receive, he will be entitled to earn future equity compensation awards granted under and subject to the terms and conditions of the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) based upon his achievement of specified performance objectives, with an annual equity compensation award target of 100% of his annual salary for each fiscal year.  The number of options, shares of restricted stock or other equity awards granted will be based on the standard valuation methodologies used by the Company under FAS 123(R) and applicable internal policies.

If Mr. Rich’s employment is terminated without “cause” or by Mr. Rich for “good reason” (as defined in his employment agreement), he will be entitled to severance benefits that include: (i) a lump sum cash payment equal to one times the sum of Mr. Rich’s annual salary as in effect on the termination date and the average of the two highest cash bonuses earned by Mr. Rich over the three prior years or, if Mr. Rich has not been employed for three years, the target cash bonus for the year in which the termination occurs, and (ii) for the duration of the applicable COBRA period (generally 18 months, but under certain circumstances up to 36 months following termination), reimbursement on an after-tax basis for the cost of continued participation in the medical, dental and vision care and life insurance benefits in which Mr. Rich and his family participated prior to the termination date, provided Mr. Rich elects to continue health insurance coverage pursuant to COBRA.  Mr. Rich’s employment agreement also provides for certain benefits upon Mr. Rich’s death or disability.

The employment agreement requires that to the extent that any payment or benefit received or to be received by Mr. Rich (including any benefits upon a change in control) would be subject to an excise tax under the Internal Revenue Code of 1986, as amended (the “Code”), the Company will pay to Mr. Rich an additional amount such that the net amount received by Mr. Rich is equal to what he would have received if none of his payments or benefits were subject to an excise tax, provided that if the amount of payments subject to an excise tax exceeds the safe harbor under Section 280G of the Code by less than ten percent of Mr. Rich’s base salary, then Mr. Rich’s payment will be reduced so that no amounts are subject to an excise tax.

The employment agreement also includes confidentiality and non-competition provisions, including a requirement that Mr. Rich not seek employment with, or ownership in, a company in direct competition with the Company and its subsidiaries for a period of one-year after the termination of his employment.

        Summary of Restricted Stock Award

The employment agreement provides that Mr. Rich will receive 20,000 restricted shares (the “Restricted Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) under the 2004 Plan.  On August 11, 2008, the Company and Mr. Rich entered into a restricted stock agreement setting forth the terms of such grant.  Pursuant to the terms of the restricted stock agreement, the Restricted Shares shall vest in equal annual installments on each of the first through fourth anniversaries of the date of grant.  In addition, if Mr. Rich is terminated by the Company without “cause” or he terminates employment for “good reason” (each as defined in his employment agreement), in either case, within twelve months of a change in control of the Company (as defined in the 2004 Plan), or if Mr. Rich’s employment is terminated on account of his death or disability, then any unvested Restricted Shares will immediately vest on the date of Mr. Rich’s termination.

        Summary Non-Qualified Stock Option Award

The employment agreement provides that Mr. Rich will receive 25,000 options (the “Options”) to purchase shares of Common Stock under the 2004 Plan.  On August 11, 2008, the Company and Mr. Rich entered into a non-qualified stock option agreement setting forth the terms of such grant.  Pursuant to the terms of the non-qualified stock option agreement, the options shall vest in equal annual installments on each of the first through fourth anniversaries of the date of grant, and have an exercise price equal to the closing price of one share of the Common Stock on the New York Stock Exchange on the date of grant.   In addition, if Mr. Rich is terminated by the Company without “cause” or terminates employment for “good reason” (each as defined in his employment agreement), in either case, within twelve months of a change in control of the Company (as defined in the 2004 Plan), or if Mr. Rich’s employment is terminated on account of his death or disability, then any unvested Options will immediately vest on the date of Mr. Rich’s termination.

Item 9.01   Financial Statements and Exhibits.

(d)        Exhibits

10.1	Employment Agreement by and among Jonathan P. Rich, WellCare Health Plans, Inc. andComprehensive Health Management, Inc.
10.2
Indemnification Agreement between Jonathan P. Rich and WellCare Health Plans, Inc. (incorporated by reference to the Company’s form indemnification agreement filed as Exhibit 10.24 to the Company’s Form S-1/A filed on June 8, 2004)

10.3	Form of Restricted Stock Agreement between Jonathan P. Rich and WellCare Health Plans, Inc.
10.4	Form of Non Qualified Stock Option Agreement between Jonathan P. Rich and WellCare HealthPlans, Inc.
99.1	Press release issued by WellCare Health Plans, Inc. on July 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser Heath Schiesser President and Chief Executive Officer

Exhibit Index

Exhibit Number                                                                                                                              Description

10.1	Employment Agreement by and among Jonathan P. Rich, WellCare Health Plans, Inc. andComprehensive Health Management, Inc.
10.2	Indemnification Agreement between Jonathan P. Rich and WellCare Health Plans, Inc.(incorporated by reference to the Company’s form indemnification agreement filed as Exhibit 10.24 to the Company’s Form S-1/A filed on June 8, 2004)
10.3	Form of Restricted Stock Agreement between Jonathan P. Rich and WellCare Health Plans, Inc.
10.4	Form of Non Qualified Stock Option Agreement between Jonathan P. Rich and WellCare Health Plans, Inc.
99.1	Press release issued by WellCare Health Plans, Inc. on July 8, 2008